SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 1, 1996

                            COMPLETE MANAGEMENT, INC.
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             (Exact name of Registrant as specified in its charter)

         NEW YORK                    0-27260                11-3149119
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(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

                 254 West 31st Street, New York, New York 10001
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               (Address of principal executive office) (Zip Code)

                                 (212) 868-1188
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               Registrant's telephone number, including area code:

                                      N/A
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          (Former name or former address, if changed since last report)

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Item 2: Acquisition or Disposition of Assets

     On October 4, 1996, Advanced Alliance Management Corp. ("AAMC"), a company engaged primarily in the business of providing practice management services and/or billing and collection services to medical practices, was merged with and into AAMC Acquisition Corp., a wholly owned subsidiary of Complete Management, Inc. (the "Registrant"). The aggregate consideration paid to the shareholders of AAMC in the merger was $4,033,948 and 285,678 shares of the Common Stock of the Registrant. In addition, the shareholders of AAMC have a right to receive additional consideration contingent upon future earnings of the business of AAMC, all as set forth in the Merger Agreement.


Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

     Financial Statement of Business Acquired:

     The Registrant is in the process of completing the financial statements and pro forma financial data required by the provisions of Item 7 of Form 8-K. Such required financial statements and pro forma financial information will be filed on a Form 8-K/A not later than sixty (60) days after this report on Form 8-K was due.

     Exhibit:

     A Agreement and Plan of Merger dated as of September 19, 1996 among Advanced Alliance Management Corp. ("Seller'") and the shareholders of the Seller set forth on Exhibit A thereto and AAMC Acquisition Corp. and Complete Management, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPLETE MANAGEMENT, INC.


Date: October 10, 1996             By: /s/ Joseph M. Scotti
                                       -----------------------------------------
                                       Joseph M. Scotti, Chief Financial Officer


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